Exhibit 10.2

EFFICIENCY MADE EASY (“EME”) PROGRAM

AGENCY AGREEMENT

This Efficiency Made Easy “EME” Program Agency Agreement (the “Agreement”) is entered into as of June 17, 2024 (the “Effective Date”) by and between HOF Village Waterpark, LLC, a Delaware limited liability company (“HOFV Waterpark”), and Welty Building Construction Ltd., an Ohio limited liability company (“Welty”). HOFV Waterpark and Welty are collectively referred to herein as the “Parties.”

RECITALS

A. HOFV Waterpark and Constellation NewEnergy, Inc., a Delaware corporation (“Constellation”), are parties to that certain Customer Contract for the EME Express Services Equipment Program, dated June 17, 2024 (the “EMEX Customer Contract”), pursuant to which Constellation is advancing funds on HOFV Waterpark’s behalf for equipment under the EME Express Services Equipment Program (the “EMEX Equipment Program”) to make enhancements to the waterpark project in Canton, Ohio.

B. In connection with the EMEX Customer Contract, Constellation is requiring Welty to act as HOFV Waterpark’s agent to facilitate compliance with the EMEX Program requirements.

C. Constellation and Welty are parties to that certain Efficiency Made Easy Express – Materials Only Program Materials Supplier Participant Terms and Conditions, effective as of June 17, 2024 (the “EME Vendor Participant Agreement”), which sets forth the terms and conditions under which Welty will participate in the Efficiency Made Easy Vendor Program (the “EME Vendor Program”) and act on HOFV Waterpark’s behalf.

D. The Parties desire to set forth the terms under which Welty will act as HOFV Waterpark’s agent in connection with the EMEX Equipment Program and the EME Vendor Program.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Definitions.

“Acceptance” means when HOFV Waterpark includes a given Scope of Work in an application for payment, with the request for payment constituting HOFV Waterpark’s acceptance of the Scope of Work for which payment is being requested.

“Accepted Scope” means any Scope of Work that Constellation agrees to include under the EMEX Customer Contract.

“Delivery” or “Deliveries” means delivery of materials and/or services under an Accepted Scope.

“Final Acceptance” means when Constellation receives written confirmation from HOFV Waterpark that all materials under the applicable Accepted Scope have been received by HOFV Waterpark at its proper destination in full, free from any damage or defect, and in compliance with the EME Vendor Participant Agreement documents and that Welty has received all necessary waivers, releases, and assurances required.

“Scope of Work” means a scope of work for provision of materials and services under the EME Vendor Program.

2. Agency. Welty is hereby appointed as HOFV Waterpark’s agent for purposes of compliance with the EMEX Equipment Program and HOFV Waterpark hereby authorizes Welty, in such capacity, to carry out its duties in accordance with the terms hereof. Welty hereby agrees to accept the appointment as an agent of HOFV Waterpark, to act in good faith and in the best interests of HOFV Waterpark, and to diligently carry out its duties upon the conditions contained herein. In no event will Welty be deemed a joint venturer, partner, or employee of HOFV Waterpark. Welty is acting as an agent of HOFV Waterpark and is not responsible for actual deliverables under the EME Vendor Participant Agreement, except where expressly set forth therein or herein.

3. Arrangement between Parties; Responsibilities. Welty shall provide materials and/or services to HOFV Waterpark under any Accepted Scope where Welty is directly contracted as actual provider of such Accepted Scopes. Welty shall be responsible for all Deliveries under Accepted Scopes included in the EME Vendor Program including any and all warranties associated therewith where Welty is directly contracted as actual provider of those scopes. Where HOFV Waterpark has contracted for materials and/or services which are part of the Accepted Scope, HOFV Waterpark shall provide the associated materials and/or services, including any and all warranties associated therewith. Any and all corresponding warranties for materials and/or services shall be provided solely and directly by Welty to HOFV Waterpark where Welty is directly contracted as actual provider of such Accepted Scopes. Any and all corresponding warranties for materials and/or services which are provided by HOFV Waterpark shall be provided by HOFV Waterpark. HOFV Waterpark acknowledges that Welty may be held responsible by Constellation for provision of materials and/or services which are not provided by Welty and which are provided by HOFV Waterpark. Accordingly, HOFV Waterpark accepts responsibility not only for delivery of these materials and/or services but also further agrees to protect, indemnify and hold harmless Welty from any and all liability associated with materials and/or services provided by HOFV Waterpark including in cases where Constellation may attempt to hold Welty responsible for materials and/or services which are provided by HOFV Waterpark. In the event of a dispute relating to the Deliveries Welty performed, Welty shall address any such dispute or related matters directly with HOFV Waterpark. Payment for Deliveries under an Accepted Scope will be paid by HOFV Waterpark to Constellation pursuant to the EMEX Customer Contract.

4. Representations. Welty represents that it is qualified, licensed, and capable to perform the Deliveries set forth in each Accepted Scope where Welty is directly contracted as actual provider of those scopes. If Welty performs Deliveries knowing it to be contrary to applicable law without notice to Constellation and HOFV Waterpark and the advanced approval of appropriate authorities having jurisdiction, Welty shall assume responsibility for such Deliveries and bear all associated costs, charges, fines, penalties, fees, and expenses including attorney’s fees necessarily incurred to remedy the violation. Welty represents and warrants full, clear, and unrestricted title to all materials furnished by Welty to HOFV Waterpark, free and clear of any and all liens, restrictions, reservations, security interests, and encumbrances. Where HOFV Waterpark directly contracts with material and/or service providers and is thus acting as actual provider of those scopes, HOFV Waterpark represents that it is qualified, licensed, and capable to perform the Deliveries set forth in each Accepted Scope. If HOFV Waterpark performs Deliveries knowing it to be contrary to applicable law without notice to Constellation and Welty and the advanced approval of appropriate authorities having jurisdiction, HOFV Waterpark shall assume responsibility for such Deliveries and bear all associated costs, charges, fines, penalties, fees, and expenses including attorney’s fees necessarily incurred to remedy the violation. HOFV Waterpark represents and warrants full, clear, and unrestricted title to all materials furnished by HOFV Waterpark and/or HOFV Waterpark’s material and/or service providers, free and clear of any and all liens, restrictions, reservations, security interests, and encumbrances.

5. Subcontracting and Assignment. Welty may not assign its duties under this Agreement. HOFV Waterpark may not assign its duties under this Agreement; provided, however, that HOFV Waterpark may assign this Agreement in connection with a merger or other business combination. Where HOFV Waterpark directly contracts with material and/or service providers and is thus acting as actual provider of those scopes, HOFV Waterpark agrees that such circumstances shall not constitute Welty assignment of its duties as related to this clause. Welty shall be fully responsible for all parts of Deliveries under any Accepted Scopes for which Welty is directly contracted as the provider of the associated materials and/or services where the associated scope of work is contracted outside of this Agreement, and including for the acts and omissions of its subcontractors. HOFV Waterpark shall be fully responsible for all parts of Deliveries under any Accepted Scopes and for the acts and omissions of its subcontractors except for those Deliveries under any Accepted Scopes for which Welty is directly contracted as the provider of the associated materials and/or services. Welty acknowledges and agrees that in no event will Welty or its subcontractors be considered an employee of HOFV Waterpark. Welty and its subcontractors are only authorized to act as the agent or representative of HOFV Waterpark only within the scope of and to the extent permitted by this Agreement. HOFV Waterpark acknowledges and agrees that in no event will HOFV Waterpark or its subcontractors be considered an employee of Welty.

6. Warranties.

(a) Where Welty is directly contracted as the provider of the associated materials and/or services relating to an Accepted Scope of Work where the associated Scope of Work is contracted outside of this Agreement Welty warrants that all materials provided as part of every Delivery (i) all will be free from defects, and (ii) shall be in compliance with all applicable laws, licenses, and permits. Where Welty is directly contracted as the provider of the associated materials and/or services relating to an Accepted Scope of Work where the associated Scope of Work is contracted outside of this Agreement, Welty will provide and/or obtain warranties from all its vendors, manufacturers and suppliers. If the materials provided by Welty hereunder do not conform to the warranties included herein, then Welty will (at its sole cost and expense) do any of the following upon request: (A) repair or replace the equipment in a satisfactory manner that conforms to the applicable Accepted Scope, (B) pay any money damages as a result of nonconformance and refund the portion of the cost hereunder which is attributable to such nonconformance, and (C) pay any expenses incurred or paid to a third party if the repair or replacement of the materials is performed by any party other than Welty.

(b) Where HOFV Waterpark directly contracts with material and/or service providers for the associated materials and/or services HOFV Waterpark warrants that all materials provided as part of every Delivery (i) all will be free from defects, and (ii) shall be in compliance with all applicable laws, licenses, and permits. Where HOFV Waterpark directly contracts with material and/or service providers as the provider of the associated materials and/or services, HOFV Waterpark will provide and/or obtain warranties from all its vendors, manufacturers and suppliers. If the materials and/or services provided by HOFV Waterpark hereunder do not conform to the warranties included herein, then HOFV Waterpark will (at its sole cost and expense) do any of the following upon request: (A) repair or replace the equipment in a satisfactory manner that conforms to the applicable Accepted Scope, (B) pay any money damages as a result of nonconformance and refund the portion of the cost hereunder which is attributable to such nonconformance, and (C) pay any expenses incurred or paid to a third party if the repair or replacement of the materials is performed by any party other than HOFV Waterpark.

(c) The warranties set forth herein shall continue for a period of at least one (1) year after the date of Acceptance by HOFV Waterpark. Notwithstanding the foregoing, Final Acceptance will still be required in accordance with the terms of EMEX Customer Contract and EME Vendor Participant Agreement.

7. Term; Termination and Suspension.

(a) Term. This Agreement shall commence on the Effective Date and terminate upon the earlier of: (i) the date of termination of the EMEX Customer Contract, (ii) the date of termination of the EME Vendor Participant Agreement, (iii) the date on which Welty’s eligibility for and participation in the EME Vendor Program is terminated, and (iv) the date upon which all of Welty’s duties under this Agreement and duties with respect to HOFV Waterpark under the EME Vendor Participant Agreement are satisfied in full. Upon any such termination, any Accepted Scopes in process shall continue to remain in effect until completion or termination thereof.

(b) Material Breach. Welty and/or HOFV Waterpark shall be in material breach of this Agreement upon the occurrence of any of the following, which breach remains uncured for ten (10) days after written notification by the other Party, unless such period is otherwise extended by the other Party in writing in its sole discretion:

(i) Either Party refuses or fails to timely supply the proper, designated materials, in conformance with the EME Vendor Participant Agreement or EMEX Customer Contract for each Delivery;

(ii) Either Party fails to make prompt payment for its subcontractors or suppliers in providing the Deliveries;

(iii) Either Party disregards laws, ordinances, rules, regulations or orders of any public authority having jurisdiction;

(iv) Either Party files a petition under applicable bankruptcy law, becomes insolvent, is unable to pay its debts as they become due, makes an assignment for the benefit of creditors, dissolves, ceases to conduct business; or

(v) Either Party otherwise is in material breach of any provision of the EME Vendor Participant Agreement or EMEX Customer Contract or an Accepted Scope.

(c) Upon any such material breach, then the non-breaching Party without prejudice to any rights or remedies shall have the right to any or all of the following remedies:

(i) In case of material breach by Welty, HOFV Waterpark may request that Constellation reclaim from Welty any payments released to Welty on behalf of HOFV Waterpark for the Accepted Scope, pending corrective action in amounts sufficient to cover losses and compel performance to the extent required by and to the satisfaction of HOFV Waterpark and Constellation;

(ii) In case of material breach by Welty, HOFV Waterpark may request that Constellation withhold any payments due Welty under any other Accepted Scopes, pending corrective action in amounts sufficient to cover losses and compel performance to the extent required by and to the satisfaction of Constellation;

(iii) In case of material breach by HOFV Waterpark, Welty may use any means available at law or in equity in the sole discretion of Welty to reclaim from HOFV Waterpark any payments released to any associated supplier or subcontractor for the Accepted Scope, pending corrective action in amounts sufficient to cover losses, and compel performance to the extent required by and to the satisfaction of Welty; and

(iv) In case of material breach by HOFV Waterpark, Welty may withhold any payments due HOFV Waterpark under any other Accepted Scopes and withdraw funds which are provided by Constellation for the Accepted Scope in order to remedy such breach, pending corrective action in amounts sufficient to cover losses and compel performance to the extent required by and to the satisfaction of Welty; provided, however, that in the event that HOFV Waterpark contests in good faith any outstanding amounts or amount of any loss or damages claimed by Welty, the disputed amount will remain in the applicable account and will not be withdrawn by Welty pending resolution of such dispute.

8. Indemnity.

(a) To the fullest extent permitted by law, Welty shall indemnify, defend and hold harmless HOFV Waterpark and its affiliates, and their respective officers, directors, employees and agents (the “HOFV Waterpark Indemnified Parties”), from and against any and all claims, damages, suits and legal proceedings, liabilities, awards of damages, demands, costs and expenses (including but not limited to reasonable attorneys’ fees and court costs) arising out of or in any manner related to (a) Welty’s acts, omissions or breach of this Agreement, including but not limited to any breach of warranty herein, and (b) personal injury, death, or damage to tangible personal or real property in any way incident to, or in connection with or arising out of the act or omission of Welty, its employees, contractors or agents, whether instituted against the HOFV Waterpark Indemnified Parties alone or jointly with Welty or others, except that Welty’s obligations shall not apply if it is finally adjudicated by a court of competent jurisdiction that any liability for damages is caused by or results from the sole negligence of the HOFV Waterpark Indemnified Parties. Participation by the HOFV Waterpark Indemnified Parties through their own counsel and at their own cost shall in no way dilute this indemnity. After learning of any such claim, HOFV Waterpark will promptly notify Welty. If Welty does not promptly assume the HOFV Waterpark Indemnified Parties’ defense against such claim, the HOFV Waterpark Indemnified Parties reserve the right to undertake their own defense at Welty’s expense. Welty shall be responsible for any costs and expenses incurred by the HOFV Waterpark Indemnified Parties in connection with the enforcement of this indemnity. This indemnity shall survive any termination or expiration of this Agreement, the EMEX Customer Contract and/or the EME Vendor Participant Agreement.

(b) To the fullest extent permitted by law, HOFV Waterpark shall indemnify, defend and hold harmless Welty and its affiliates, and their respective officers, directors, employees and agents (the “Welty Indemnified Parties”), from and against any and all claims, damages, suits and legal proceedings, liabilities, awards of damages, demands, costs and expenses (including but not limited to reasonable attorneys’ fees and court costs) arising out of or in any manner related to (a) HOFV Waterpark’s acts, omissions or breach of this Agreement, including but not limited to any breach of warranty herein, and (b) personal injury, death, or damage to tangible personal or real property in any way incident to, or in connection with or arising out of the act or omission of HOFV Waterpark, its employees, contractors or agents, whether instituted against the Welty Indemnified Parties alone or jointly with HOFV Waterpark or others, except that HOFV Waterpark’s obligations shall not apply if it is finally adjudicated by a court of competent jurisdiction that any liability for damages is caused by or results from the sole negligence of the Welty Indemnified Parties. Participation by the Welty Indemnified Parties through their own counsel and at their own cost shall in no way dilute this indemnity. After learning of any such claim, Welty will promptly notify HOFV Waterpark. If HOFV Waterpark does not promptly assume the Welty Indemnified Parties’ defense against such claim, the Welty Indemnified Parties reserve the right to undertake their own defense at HOFV Waterpark’s expense. HOFV Waterpark shall be responsible for any costs and expenses incurred by the Welty Indemnified Parties in connection with the enforcement of this indemnity. This indemnity shall survive any termination or expiration of this Agreement, the EMEX Customer Contract and/or the EME Vendor Participant Agreement.

9. No Limitation. In any and all claims against the HOFV Waterpark Indemnified Parties or the Welty Indemnified Parties by any employee of the Welty or HOFV Waterpark, anyone directly or indirectly employed by Welty or HOFV Waterpark, or anyone for whose acts the Welty or HOFV Waterpark, respectively, may be liable, the indemnification obligations set forth in this Agreement shall not be limited by any limitation on the amount or type of damages, compensation, or benefits payable by or for Welty or HOFV Waterpark under worker’s compensation law, disability benefit law, or any other employee benefit law.

10. Infringement Indemnification.

(a) Welty warrants and represents that any deliverable, work product, material, apparatus, process, technology, know-how and the like (“Deliverable(s)”) or any part thereof delivered by Welty to HOFV Waterpark pursuant to or in connection with this Agreement (the “Welty Deliverable”) and/or the EME Vendor Participant Agreement, to the extent that can reasonably be inferred or is known by Welty, does not and will not violate or infringe any copyright, trademark, service mark, patent or invention, trade secret or other intellectual property or proprietary right (“IP Right”) of any third party. Welty shall protect, defend at its sole cost and expense, indemnify and hold harmless, the HOFV Waterpark Indemnified Parties from any third party claim that any Welty Deliverable or the performance of the Welty Deliveries hereunder infringes, or is alleged to infringe any IP Right of any third party or is the basis for a claim of unfair competition resulting from similarity in design, trademark, or appearance; and Welty will protect, defend, at its sole cost and expense, indemnify, and hold the HOFV Waterpark Indemnified Parties harmless from any liability of any nature or kind (including but not limited to all costs or expenses, such as attorneys’ fees), arising out of any infringement or alleged infringement or claim of unfair competition. In addition, Welty shall defend, at its sole cost and expense, indemnify, and hold the HOFV Waterpark Indemnified Parties harmless against, and shall pay all awards of damages assessed and all costs of suit adjudged against the HOFV Waterpark Indemnified Parties in such suit or proceeding, provided the HOFV Waterpark Indemnified Parties promptly give Welty such information, reasonable assistance and authority as is readily available to the HOFV Waterpark Indemnified Parties. At Welty’s expense, the HOFV Waterpark Indemnified Parties may be represented by and actively participate through its own counsel in any such suit and proceeding if it so desires. In case any part of the Welty Deliverables is held in any such suit to constitute infringement and its use is enjoined, Welty shall, or at any time after a claim of infringement arises, Welty may (at HOFV Waterpark’s option), promptly either (i) secure for HOFV Waterpark the perpetual right to continue the use of such part of the Welty Deliverables by procuring for HOFV Waterpark a perpetual, royalty-free license or such other permission as will enable Welty to secure the suspension of any injunction; (ii) replace at Welty’s own expense such part of the Welty Deliverables with an adequate non-infringing part or modify it so that it becomes non-infringing, but only if the replacement or modification does not adversely affect HOFV Waterpark’s acquisition costs, operating or maintenance costs, construction or operating schedules, operation or maintenance procedures, public relations, employee relations, any license or permit affecting HOFV Waterpark’s property, the functionality or optionality of the Welty Deliverables, or any other matter relating to HOFV Waterpark’s property or its operation; or (iii) refund the entire price of the Welty Deliverables affected.

(b) HOFV Waterpark warrants and represents that any Deliverable or any part thereof delivered or deemed to be delivered by HOFV Waterpark (the “HOFV Waterpark Deliverable(s)”) pursuant to or in connection with this Agreement and/or the EMEX Customer Contract, to the extent that can reasonably be inferred or is known by HOFV Waterpark, does not and will not violate or infringe any IP Right of any third party. HOFV Waterpark shall protect, defend at its sole cost and expense, indemnify and hold harmless, the Welty Indemnified Parties from any third party claim that any HOFV Waterpark Deliverable or the performance of the HOFV Waterpark Deliveries hereunder infringes, or is alleged to infringe any IP Right of any third party or is the basis for a claim of unfair competition resulting from similarity in design, trademark, or appearance; and HOFV Waterpark will protect, defend, at its sole cost and expense, indemnify, and hold the Welty Indemnified Parties harmless from any liability of any nature or kind (including but not limited to all costs or expenses, such as attorneys’ fees), arising out of any infringement or alleged infringement or claim of unfair competition. In addition, HOFV Waterpark shall defend, at its sole cost and expense, indemnify, and hold the Welty Indemnified Parties harmless against, and shall pay all awards of damages assessed and all costs of suit adjudged against the Welty Indemnified Parties in such suit or proceeding, provided the Welty Indemnified Parties promptly give HOFV Waterpark such information, reasonable assistance and authority as is readily available to the Welty Indemnified Parties. At HOFV Waterpark’s expense, the Welty Indemnified Parties may be represented by and actively participate through its own counsel in any such suit and proceeding if it so desires. In case any part of the HOFV Waterpark Deliverables is held in any such suit to constitute infringement and its use is enjoined, HOFV Waterpark shall, or at any time after a claim of infringement arises, HOFV Waterpark may (at Welty’s option), promptly either (i) secure for Welty the perpetual right to continue the use of such part of the HOFV Waterpark Deliverables by procuring for Welty a perpetual, royalty-free license or such other permission as will enable HOFV Waterpark to secure the suspension of any injunction; (ii) replace at HOFV Waterpark’s own expense such part of the HOFV Waterpark Deliverables with an adequate non-infringing part or modify it so that it becomes non-infringing, but only if the replacement or modification does not adversely affect Welty’s acquisition costs, operating or maintenance costs, construction or operating schedules, operation or maintenance procedures, public relations, employee relations, any license or permit affecting Welty’s property, the functionality or optionality of the HOFV Waterpark Deliverables, or any other matter relating to Welty’s property or its operation; or (iii) refund the entire price of the HOFV Waterpark Deliverables affected.

11. Insurance.

(a) Insurance Requirements. HOFV Waterpark shall obtain and maintain in effect during the performance of any Delivery under this Agreement and/or the EME Vendor Participant Agreement the following minimum insurance coverage with carriers having an A.M. Best Rating of at least A-/VIII or otherwise satisfactory to Constellation:

(i) Workers Compensation insurance with statutory limits, as required by the state in which the Delivery is to be performed, and employer’s liability insurance with limits of not less than one million dollars ($1,000,000).

(ii) Commercial general liability insurance providing bodily injury, property damage, and personal injury/advertising injury with a combined single limit of not less than one million dollars ($1,000,000) (per occurrence and per project or location aggregate) and shall include blanket contractual, products/completed operations for not less than three years from the date of delivery to HOFV Waterpark under the EME Vendor Participant Agreement documents. Such insurance shall name Welty as an additional insured.

(iii) Automobile liability insurance for owned, non-owned, and hired autos with a combined single limit of not less than one million dollars ($1,000,000) per accident.

(iv) Excess or Umbrella liability insurance with a combined single limit of not less than three million dollars ($3,000,000) per occurrence and project or per location aggregate. These limits apply in excess of the insurance required in the aforementioned paragraphs of this Insurance Section (other than workers’ compensation).

(v) All above-mentioned insurance policies (except workers’ compensation) shall provide the following: (1) be primary to any other insurance carried by HOFV Waterpark; and (2) provide for a waiver of all rights of subrogation that HOFV Waterpark’s insurance carrier might exercise against Welty, its subsidiaries, affiliates, employees and insurers.

(vi) The insurance and the insurance policies required by this Section shall contain a provision that coverages afforded under the policies will not be canceled, allowed to expire or the limits in any manner reduced until at least ten (10) days prior written notice (ten days in the case of nonpayment of premium) has been given to Welty.

(b) Evidence of Insurance. HOFV Waterpark shall provide evidence of the required insurance coverage and file with Welty a certificate of insurance acceptable to Welty certifying to the foregoing coverages.

(c) Costs of Insurance. Any costs of Insurance required (i) by HOFV Waterpark or (ii) by Constellation in connection with HOFV Waterpark under the EME Vendor Participant Agreement which Welty does not normally carry shall be paid by HOFV Waterpark in addition to amounts which are due for the Scope of Work. Welty shall provide a schedule of such applicable costs within seven (7) days of execution of this Agreement. HOFV Waterpark will reimburse such costs within seven (7) days of receipt.

12. Approval on Use of Funds.

(a) HOFV Waterpark must request and receive from Welty approval to use any funds provided by Constellation under the EMEX Customer Agreement or under Welty’s EME Vendor Participant Agreement. Such requests shall be made in writing, including documentation of associated costs, confirmation of delivery and acceptance thereof including associated warranties and guarantees, and representing that associated deliverables are complete and free and clear of any and all liens, restrictions, reservations, security interests, and encumbrances.

(b) HOFV Waterpark understands and agrees that Welty shall not be responsible for the appropriateness of the use of Constellation EMEX funds or other funds provided to HOFV Waterpark, either via Welty as intermediary or via other means, which are related to the EMEX Customer Contract or related agreements between Constellation and HOFV Waterpark or its affiliates. HOFV Waterpark, at its sole discretion, may request release of such funds provided by Constellation to Welty and upon release of such funds, Welty makes no assertion of appropriateness thereof and all liability related to use of such funds including repayment to Constellation, penalties, fines, interest, taxes, fees, damages levied, or any other associated liabilities or costs, including attorney’s fees, necessary to remedy any violation of the terms of this Agreement, any agreement between Constellation and HOFV Waterpark, or any violation of applicable regulations, shall be exclusively borne by HOFV Waterpark. HOFV Waterpark agrees to indemnify, hold harmless, defend, and reimburse Welty for all costs associated with any violation, defense thereof, or judgments associated with the relationship between Constellation and HOFV Waterpark, including their agents or affiliates. Welty agrees to indemnify, hold harmless, defend, and reimburse HOFV Waterpark for all costs associated with any violation, defense thereof, or judgments associated with the relationship between Constellation and Welty, including their agents or affiliates.

(c) Welty shall provide the right for HOFV Waterpark to designate at least two individuals to be listed as authorized signatories on the bank account holding funds provided by Constellation under the EMEX Customer Agreement (the “Bank Account”). HOFV Waterpark’s initial designees as authorized signatories will be Michael Crawford, President and Chief Executive Officer and Tara K. Charnes, Secretary and General Counsel. Any funds disbursed from the Bank Account will require the signatures of each of (i) one (1) authorized representative of Welty and (ii) one (1) authorized representative of HOFV Waterpark.

13. Taxes.

(a) Where Welty is directly contracted as the provider of the associated materials and/or services relating to an Accepted Scope of Work where the associated Scope of Work is contracted outside of this Agreement, Welty shall be solely responsible for the identification and payment of all taxes, and any governmental fees and charges (and penalties, interest, and other additions thereto) with respect to the materials and Deliveries with the funds received by Welty from Constellation on HOFV Waterpark’s behalf, including without limitation determining whether any such tax applies, determining the correct amount of any such tax, and remitting the amount of any such tax to the appropriate tax authorities.

(b) Where HOFV Waterpark directly contracts with material and/or service provides as the provider of the associated materials and/or services, HOFV Waterpark shall be solely responsible for the identification and payment of all taxes, and any governmental fees and charges (and penalties, interest, and other additions thereto) with respect to the materials and Deliveries with the funds received by Welty from Constellation on HOFV Waterpark’s behalf, including without limitation determining whether any such tax applies, determining the correct amount of any such tax, and remitting the amount of any such tax to the appropriate tax authorities.

(c) Notwithstanding the foregoing, the City of Canton, State of Ohio, and other governmental entities’ applicable fees, tariffs, taxes and other costs (including penalties, interest, and other additions thereto) applicable to all Scopes of Work, including costs associated with determining such amounts, which are not encompassed in applications for payment made by HOFV Waterpark shall be paid by HOFV Waterpark in addition to amounts which are due for the Scope of Work. HOFV Waterpark agrees to indemnify, defend, hold harmless and compensate Welty for any losses, claims, liabilities, or expenses arising out of or resulting from (a) failure to pay any tax, or a portion thereof, related to the Scope of Work; (b) failure to remit to the proper tax authorities; (c) failure to determine the correct amount of any such tax or provide Welty with the accurate tax rate for a Delivery; or (d) failure to properly or accurately assess HOFV Waterpark’s tax exempt status. HOFV Waterpark further agrees to identify in an invoice the specific amount of any applicable sales taxes related to the Deliveries under a Scope of Work.

14. Fees and Expenses.

(a) Welty shall be entitled to an initial success fee of one percent (1%) of total EMEX funds provided for the Scope of Work.

(b) Welty shall be entitled to reimbursement of reasonable, documented, out-of-pocket expenses in connection with the performance of its duties under this Agreement and the performance of its duties on behalf of HOFV Waterpark under the EME Vendor Participant Agreement.

15. Good Faith. Each of the Parties will act in good faith to perform its duties and obligations hereunder and to comply with the terms of the EMEX Customer Contract and the EME Vendor Program Agreement, as applicable.

16. Miscellaneous.

(a) Entire Contract; Amendments. This Agreement, including any attachments, constitutes the entire agreement between HOFV Waterpark and Welty regarding the subject matter hereof, and it supersedes any prior oral or written agreements related thereto. This Agreement may be amended only by a written document signed by HOFV Waterpark and Welty.

(b) Headings; Severability. Headings are provided for convenience, and the Parties intend for headings to have no substantive impact. If any provision of this Agreement is held to be invalid, void or voidable, or unenforceable, the remaining provisions of this Agreement shall not be affected and shall remain in full force and effect.

(c) Confidentiality. Each Party may make available to the other Party certain Confidential Information (in such capacity, a “Disclosing Party”), and each Party receiving such Confidential Information (in such capacity, a “Receiving Party”) agrees to hold in confidence all such Confidential Information and not disclose it in any manner to any third parties or otherwise use such information for any purpose other than as needed to perform its duties hereunder. “Confidential Information” means any and all confidential, proprietary, or non-public materials and information about or from a Party. However, “Confidential Information” shall not include information that (i) at the time of disclosure is, or thereafter becomes, generally available to and known by the public other than as a result of any violation of this Agreement, (ii) becomes available to the Receiving Party on a non-confidential basis from a third party source that was not prohibited from disclosing such information by a legal, fiduciary, or contractual obligation, (iii) was known by or in the possession of the Receiving Party before disclosure, or (iv) was independently developed by the Receiving Party without reference to or use of the Confidential Information. If a Receiving Party is required to disclose the Disclosing Party’s Confidential Information pursuant to court order or governmental authority, the Receiving Party shall promptly notify the Disclosing Party in writing so that both parties may request confidential treatment of such Confidential Information. Upon request or upon termination of this Agreement, each Party shall promptly return or destroy all of the other Party’s Confidential Information, provided that such Party may keep a copy of Confidential Information in accordance with its records retention policy or as otherwise required by law and will keep such retained information confidential.

(d) Waiver. A Party’s failure or delay to insist upon strict performance of any term herein, to exercise any rights or remedies provided herein or by law, or to provide proper notice in the event of any breach hereof shall not release the other Party from any of its obligations hereunder and shall not be deemed a waiver of such Party’s rights or remedies hereunder or at law.

(e) Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed and original, and all of which taken together shall constitute one and the same instrument. A signed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF the Parties has executed this Agreement or caused the Agreement to be executed by its duly authorized officer as of the Effective Date.

HOF VILLAGE WATERPARK, LLC

By:	/s/ Michael Crawford
	Name:	Michael Crawford
	Title:	President and Chief Executive Officer

WELTY BUILDING CONSTRUCTION, LTD.

By:	/s/ Donzell S. Taylor
	Name:	Donzell S. Taylor
	Title:	President

Signature Page to Efficiency Made Easy “EME” Program Agency Agreement